EXHIBIT 10.2

Performance-Restricted Restricted Stock
Or Restricted Stock Units-Performance Goals - 2007

Number of Shares of Restricted
Stock or Restricted Stock Units (RSUs)
	National Penn	National Penn
	Bancshares	Bank
Performance Goals	Directors	Directors

Threshold - $1.33 per share	400	100

Market/Budget Target - $1.38 per share	900	225

Stretch Target - $1.44 per share	1,000	250

Optimum - $1.49 per share	1,100	275

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These performance goals are consistent with the performance goals established under the National Penn Bancshares, Inc. Executive Incentive Plan.